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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Amendment No. 4 to Registration Statement No. 333-60278 of MedCath Corporation of our report on MedCath Holdings, Inc. dated April 23, 2001, appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the headings "Selected Consolidated Financial Data and Other Information" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Charlotte, North Carolina
July 23, 2001